Bank of America 3Q22 Financial Results October 17, 2022

3Q22 Financial Results

Summary Income Statement ($B, except per share data)	3Q22	2Q22	Inc / (Dec)		3Q21	Inc / (Dec)	
Total Revenue, net of interest expense	**$24.5**	$22.7	$1.8	8 %	$22.8	$1.7	8 %
Provision (benefit) for credit losses	**0.9**	0.5	0.4	72	(0.6)	1.5	N/M
Net charge-offs	**0.5**	*0.6*	*(0.1)*	*(9)*	*0.5*	*0.1*	*12*
Reserve build (release)[1]	**0.4**	—	*0.4*	*N/M*	*(1.1)*	*1.5*	*N/M*
Noninterest expense	**15.3**	15.3	—	—	14.4	0.9	6
Pretax income	**8.3**	6.9	1.4	20	9.0	(0.6)	(7)
Pretax, pre-provision income[2]	**9.2**	*7.4*	*1.8*	24	*8.3*	*0.9*	10
Income tax expense	**1.2**	0.6	0.6	89	1.3	—	(3)
Net income	**$7.1**	$6.2	$0.8	13	$7.7	($0.6)	(8)
Diluted earnings per share	**$0.81**	$0.73	$0.08	11	$0.85	($0.04)	(5)
Average diluted common shares (in millions)	**8,161**	8,163	(2)	—	8,493	(332)	(4)

Return Metrics and Efficiency Ratio	3Q22	2Q22	3Q21
Return on average assets	**0.90 %**	0.79 %	0.99 %
Return on average common shareholders' equity	**10.8**	9.9	11.4
Return on average tangible common shareholders' equity[2]	**15.2**	14.1	15.8
Efficiency ratio	**62**	67	63

Note: Amounts may not total due to rounding. N/M stands for not meaningful.
[1] For more information on reserve build (release), see note A on slide 32.
[2] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to GAAP, see note B on slide 32. For important presentation information about these measures, see slide 35.

2

Continued Organic Growth in 3Q22

Consumer Banking

- Added 418K net new checking accounts; 15th consecutive quarter of growth and highest quarter since 3Q08
- 1.3MM new credit card accounts, up 20% YoY; 6th consecutive quarter of double-digit percentage growth
- Record 3.4MM consumer investment accounts
- Record 1.9 million digital sales, up 36% YoY
- 44% more Zelle transactions than checks written

Global Wealth & Investment Management

- Added over 18,000 net new relationships YTD
- 50th consecutive quarter of average loans and leases growth
- Custom and securities-based lending growth of 25% and 41%, respectively since 1Q20
- Record number of bank accounts opened

Global Banking

- Grew average loans and leases 18% YoY to $384B
- $2.8B Global Transaction Services revenue, up 44% YoY
- Increased headcount 9% vs. 3Q21
- #3 in investment banking rankings[1] for 3rd consecutive quarter
- Grew CashPro App active users and digital wallet enrollment

Global Markets

- Grew sales and trading revenue 13% YoY
- Highest 3rd quarter and September YTD sales and trading revenue since 2010
- Macro trading business revenues[2] up 67% YoY
- 94% of trading days >$25MM revenue
- No trading loss days
- Average loans of $120B, up 24% YoY

[1] Source: Dealogic as of October 1, 2022.
[2] Macro products include currencies, interest rates and commodities products.

3

Average Consumer Deposit Balances Remain Above Pre-pandemic Levels4 Consumer Spend Remained Strong; 2022 YTD up 12% YoY to $3.1T Note: Amounts may not total due to rounding. 1 Total payments include total credit card, debit card, ACH, wires, billpay, person-to-person (P2P), cash and checks. 2 Includes consumer and small business credit card portfolios in Consumer Banking and Global Wealth & Investment Management (GWIM). 3 Excludes credit and debit Money Transfers, Charitable Donations, and miscellaneous categories with immaterial volume. 4 Average monthly deposit (checking and savings) balances for a fixed group of households that had a consumer deposit account for all months in the period shown, indexed to their January 2020 12-month average deposit balances. Payment Spend1 ($ and Transaction Volume) Quarterly YoY % Growth 4 3Q22 Credit and Debit2,3 ($ and Transaction Volume) YoY % Growth $ Volume Transaction # 1Q- 19 2Q- 19 3Q- 19 4Q- 19 1Q- 20 2Q- 20 3Q- 20 4Q- 20 1Q- 21 2Q- 21 3Q- 21 4Q- 21 1Q- 22 2Q- 22 3Q- 22 (25)% 0% 25% 50% 20% 23% 10% 3% 9% 12% 4% 6% 2% 4% $ Volume Transaction # Travel & Entertainment Gas Food Retail Services 0% 10% 20% 30% Payment Spend1 ($ Volume) and YoY % Growth $2.3T $2.3T $2.8T $3.1T 6% 1% 21% 12% 2019 YTD 2020 YTD 2021 YTD 2022 YTD 5x 3x Jan-20 Sep-22 1x 2x 3x 4x 5x 6x Pre-pandemic balance: <$2K $2K-$10K $10K-$20K 10% 6% 2x

Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 Se p- 21 D ec -2 1 M ar -2 2 Ju n- 22 Se p- 22 $0 $500 $1,000 $1,500 $2,000 $2,500 • Beginning in 4Q20, we saw early stage delinquencies recede below pre-pandemic levels as expired deferrals worked through the delinquency periods and payment rates increased, fueled by stimulus payments • Late stage (90+ Days) credit card delinquencies remain near multi-year lows, resulting in 3Q22 net charge-offs 54% lower than 3Q19 • 5-29 days and 30 days+ past due delinquency rates are 19 bps and 66 bps lower than they were in 3Q19, respectively Credit Card Days Past Due Trend Credit Card 30+ Days Past Due ($MM) 5-29 Days ($MM) Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 Se p- 21 D ec -2 1 M ar -2 2 Ju n- 22 Se p- 22 $0 $500 $1,000 $1,500 $2,000 $2,500 30-59 Days ($MM) 60-89 Days ($MM) Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 Se p- 21 D ec -2 1 M ar -2 2 Ju n- 22 Se p- 22 $0 $100 $200 $300 $400 $500 $600 $700 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 Se p- 21 D ec -2 1 M ar -2 2 Ju n- 22 Se p- 22 $0 $100 $200 $300 $400 $500 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 Se p- 21 D ec -2 1 M ar -2 2 Ju n- 22 Se p- 22 $0 $200 $400 $600 $800 $1,000 $1,200 90+ Days ($MM) 5 1.89% 2.08% 2.04% 1.38% Delinquency rate

3Q22 Highlights (Comparisons to 3Q21, unless otherwise noted) • Net income of $7.1B; diluted earnings per share of $0.81; ROE1 10.8%, ROTCE1,2 15.2% • Revenue, net of interest expense, of $24.5B increased $1.7B, or 8% – Net interest income (NII) of $13.8B ($13.9B FTE2) increased $2.7B, or 24%, driven by benefits from higher interest rates, including lower premium amortization expense, and solid loan growth – Noninterest income of $10.7B decreased $0.9B, or 8%, as higher sales and trading revenue was more than offset by lower investment banking and asset management fees as well as lower service charges • Provision for credit losses of $898MM vs. a benefit of $624MM in 3Q21; asset quality remains strong – Reserve build of $378MM vs. release of $1.1B in 3Q21; release of $48MM in 2Q223 – Net charge-offs (NCOs) of $520MM up 12% vs. 3Q21 and down 9% vs. 2Q22 – Net charge-off ratio of 20 bps remained flat vs. 3Q21 and declined 3 bps from 2Q22 • Noninterest expense of $15.3B increased $0.9B, or 6%, vs. 3Q21 and remained flat QoQ – Included $354MM for the settlement of legacy monoline insurance litigation – Generated operating leverage4 for the 5th consecutive quarter (165 bps in 3Q22) – Efficiency ratio improved to 62% • Balance sheet remained strong – Average loans and leases grew $114B from 3Q21 – Average deposits increased $20B from 3Q21 – Common Equity Tier 1 (CET1) ratio of 11.0% grew 49 bps from 2Q22; 58 bps over the new minimum requirement effective October 1, 2022 – Average Global Liquidity Sources (GLS)5 of $941B – Paid $1.8B in common dividends and repurchased $450MM of common stock, predominantly offsetting shares awarded under equity-based compensation plans 6 Note: FTE stands for fully taxable-equivalent basis. 1 ROE stands for return on average common shareholders’ equity; ROTCE stands for return on average tangible common shareholders’ equity. 2 Represents a non-GAAP financial measure. For important presentation information about this measure, see slide 35. 3 For more information on reserve build (release), see note A on slide 32. 4 Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense. 5 See note C on slide 32 for definition of Global Liquidity Sources.

Balance Sheet, Liquidity and Capital

(EOP[1] basis unless noted)

Balance Sheet Metrics	3Q22	2Q22	3Q21
Assets ($B)			
Total assets	**$3,073**	$3,112	$3,085
Total loans and leases	**1,032**	1,031	928
Total loans and leases in business segments[2]	**1,022**	1,020	911
Total debt securities	**880**	933	969
Funding & Liquidity ($B)			
Total deposits	**$1,938**	$1,984	$1,965
Long-term debt	**269**	276	279
Global Liquidity Sources (average)[3]	**941**	984	1,120
Equity ($B)			
Common shareholders' equity	**$240**	$240	$249
Common equity ratio	**7.8 %**	7.7 %	8.1 %
Tangible common shareholders' equity[4]	**$170**	$170	$179
Tangible common equity ratio[4]	**5.7 %**	5.6 %	5.9 %
Per Share Data			
Book value per common share	**$29.96**	$29.87	$30.22
Tangible book value per common share[4]	**21.21**	21.13	21.69
Common shares outstanding (in billions)	**8.02**	8.04	8.24

Basel 3 Capital ($B)[5]	3Q22	2Q22	3Q21
Common equity tier 1 capital	**$176**	$172	$174
Standardized approach			
Risk-weighted assets (RWA)	**$1,599**	$1,638	$1,568
CET1 ratio	**11.0 %**	10.5 %	11.1 %
Advanced approaches			
Risk-weighted assets	**$1,391**	$1,407	$1,380
CET1 ratio	**12.6 %**	12.2 %	12.6 %
Supplementary leverage			
Supplementary Leverage Ratio	**5.8 %**	5.5 %	5.6 %

- CET1 ratio of 11.0% increased 49 bps vs. 2Q22[5]
  - CET1 capital of $176B rose $4B from 2Q22, driven by net income, partially offset by capital distributions to common shareholders and OCI on AFS debt securities[6]
  - Standardized RWA of $1,599B decreased $39B from 2Q22
- Book value per share of $29.96 grew modestly from 2Q22
- Average Global Liquidity Sources[3] of $941B decreased $43B, or 4%, from 2Q22

[1] EOP stands for end of period.
[2] Excludes loans and leases in All Other.
[3] See note C on slide 32 for definition of Global Liquidity Sources.
[4] Represent non-GAAP financial measures. For important presentation information, see slide 35.
[5] Regulatory capital ratios at September 30, 2022 are preliminary. Bank of America Corporation ("the Corporation") reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach for all reporting periods presented.
[6] OCI stands for other comprehensive income; AFS stands for available-for-sale.

7

10.5% +40 bps +26 bps +4 bps 11.0% 2Q22 Net income applicable to common shareholders Common dividends Share repurchases OCI on AFS debt securities Risk-weighted assets Other 3Q22 CET1 Ratio1 Drivers Note: Amounts may not total due to rounding. Dollar values indicate changes in CET1 capital, except for risk-weighted assets, which represents change in RWA. 1 Regulatory capital ratios at September 30, 2022 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach for all reporting periods presented. 2 Gross share repurchases, excluding shares awarded under equity-based compensation plans. 8 2 (11 bps) (3 bps) (7 bps) $6.6B $1.8B $0.4B ($1.1B) ($38.6B) $0.6B

$903 $929 $962 $1,000 $1,024 281 282 284 290 295 200 205 211 219 224 325 339 359 377 384 97 103 109 114 120 Consumer Banking GWIM Global Banking Global Markets 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $250 $500 $750 $1,000 $1,250 $921 $945 $978 $1,015 $1,034 501 517 543 569 585 419 428 435 446 449 Commercial loans Consumer loans 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $250 $500 $750 $1,000 $1,250 +5% +12% +18% +24% Loan and Lease Trends YoY +12% YoY +13% YoY (40%) Total Avg. Loans and Leases in All Other ($B) Avg. Loans and Leases in Business Segments ($B) EOP Loans and Leases in Business Segments ($B)1 Total Avg. Loans and Leases ($B) 9 14 13 12 12 8 4 3 3 3 3 $18 $16 $15 $14 $11 Residential mortgage Home equity 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $5 $10 $15 $20 $25 $1,020 +$2.7 ($0.5) $1,022 2Q22 Consumer Commercial 3Q22 Includes ~($4B) FX impacts and ~($3B) loan sales / syndication Includes ~$3B card loan growth and ~($1B) loan sales Note: Amounts may not total due to rounding. 1 Excludes end of period loans and leases in All Other of $10B in 3Q22 and $11B in 2Q22. Total end of period loans and leases were $1,032B in 3Q22 and $1,031B in 2Q22. +17% +7%

Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposit Trends Bank of America Ranked #1 in U.S. Retail Deposit Market Share1 Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Estimated U.S. retail deposits based on June 30, 2022 FDIC deposit data. $339 $361 $385 $364 $339 226 234 249 232 214 113 127 136 132 125 Sweep/Preferred deposits Bank deposits 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $100 $200 $300 $400 $1,943 $2,017 $2,046 $2,012 $1,963 1,178 1,211 1,247 1,222 1,225 764 806 799 790 738 Interest-bearing Noninterest-bearing 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $500 $1,000 $1,500 $2,000 $2,500 $534 $562 $540 $509 $495 166 165 157 142 171 368 398 383 367 324 Interest-bearing Noninterest-bearing 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $200 $400 $600 (5%) +11% +4% (3%) YoY +1% YoY 0% YoY +7% +3% (12%) +7% YoY (7%) 10 +7% $1,001 $1,027 $1,056 $1,078 $1,069 435 445 458 466 466 232 238 247 249 245 333 344 352 363 359 Money market, Savings, CD/IRA Interest checking Noninterest-bearing 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $250 $500 $750 $1,000 $1,250

Net Interest Income (FTE, $B)1 • Net interest income of $13.8B ($13.9B FTE1) increased $2.7B YoY and $1.3B from 2Q22, driven by benefits from higher interest rates, including lower premium amortization expense, and higher loan balances ▪ Premium amortization expense of $0.4B in 3Q22, $0.6B in 2Q22, and $1.4B in 3Q21 • Net interest yield of 2.06% increased 38 bps YoY and 20 bps from 2Q22 – Excluding Global Markets, net interest yield of 2.51%1 • As of September 30, 2022,2 a +100 bps parallel shift in the interest rate yield curve is estimated to benefit net interest income by $4.2B over the next 12 months Net Interest Income Increased $2.7B, or 24% YoY Net Interest Yield (FTE)1 Note: FTE stands for fully taxable-equivalent basis. GM stands for Global Markets. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $0.7B, $1.0B, $1.0B, $1.0B, and $1.0B and average earning assets of $591.9B, $598.8B, $610.9B, $580.8B, and $557.3B for 3Q22, 2Q22, 1Q22, 4Q21 and 3Q21, respectively. The Corporation believes the presentation of net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 35. 2 NII asset sensitivity represents banking book positions. See note D on slide 32 for information on asset sensitivity assumptions. 1.68% 1.67% 1.69% 1.86% 2.06% 1.93% 1.92% 1.99% 2.20% 2.51% Reported net interest yield Net interest yield excl. GM 3Q21 4Q21 1Q22 2Q22 3Q22 1.00% 1.50% 2.00% 2.50% 3.00% $11.2 $11.5 $11.7 $12.5 $13.9 $11.1 $11.4 $11.6 $12.4 $13.8 Net interest income (GAAP) FTE Adjustment 3Q21 4Q21 1Q22 2Q22 3Q22 $0.0 $5.0 $10.0 $15.0 11

$14.4 $14.7 $15.3 $15.3 $15.3 8.7 9.0 9.5 8.9 8.9 5.7 5.7 5.8 6.4 6.4 Compensation and benefits Other 3Q21 4Q21 1Q22 2Q22 3Q22 $0.0 $5.0 $10.0 $15.0 $20.0 63% 67% 66% 67% 62% 3Q21 4Q21 1Q22 2Q22 3Q22 50% 60% 70% • Noninterest expense of $15.3B in 3Q22 was relatively flat vs. 2Q22, as $354MM litigation expense for the legacy monoline insurance settlement was largely offset by the absence of expenses recognized for certain regulatory matters in 2Q22 • 3Q22 expenses increased $0.9B, or 6%, vs. 3Q21, reflecting higher litigation expense, higher compensation and benefits, investments in the business, and marketing expenses Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency Note: Amounts may not total due to rounding. 1 Absent the $0.4B expense for the legacy monoline insurance settlement, reported 3Q22 noninterest expense would have been $14.9B. Absent $0.4B in expense for certain regulatory matters, reported 2Q22 noninterest expense would have been $14.8B. For important presentation information, see slide 35. 12 1 1

• Total net charge-offs of $520MM1 decreased $51MM from 2Q22 – Consumer net charge-offs of $459MM decreased $66MM from 2Q22, primarily driven by the absence of charge-offs associated with non-core mortgage sales – Commercial net charge-offs of $61MM remained low • Net charge-off ratio of 0.20% decreased 3 bps from 2Q22; net charge-off ratio remained near historical lows • Provision for credit losses of $898MM – Net reserve build of $378MM in 3Q22, primarily driven by credit card loan growth and a dampening macroeconomic outlook • Allowance for loan and lease losses of $12.3B represented 1.20% of total loans and leases1 – Total allowance of $13.8B included $1.5B for unfunded commitments • Nonperforming loans (NPLs) decreased $0.2B from 2Q22 to $4.0B – 63% of Consumer NPLs are contractually current • Commercial reservable criticized utilized exposure of $17.7B decreased $0.5B from 2Q22, driven by Commercial Real Estate Asset Quality 1 Excludes loans measured at fair value. Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Provision (Benefit) for Credit Losses ($MM) Net Charge-offs ($MM)1 ($624) ($489) $30 $523 $898 3Q21 4Q21 1Q22 2Q22 3Q22 ($1,000) ($500) $0 $500 $1,000 $463 $362 $392 $571 $520 0.20% 0.15% 0.16% 0.23% 0.20% Net charge-offs Net charge-off ratio 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $200 $400 $600 $800 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 13

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 C&I includes commercial and industrial, commercial real estate and commercial lease financing. $134 $50 $52 $46 $610.11% 0.04% 0.04% 0.03% 0.04% C&I Small business Commercial NCO ratio 3Q21 4Q21 1Q22 2Q22 3Q22 ($50) $0 $50 $100 $150 $200 (0.05)% 0.00% 0.05% 0.10% 0.15% 0.20% $329 $312 $340 $525 $459 0.31% 0.29% 0.32% 0.47% 0.41% Credit card Other Consumer NCO ratio 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $150 $300 $450 $600 0.00% 0.25% 0.50% 0.75% 1.00% Commercial Metrics ($MM) 3Q22 2Q22 3Q21 Provision $176 $113 ($705) Reservable criticized utilized exposure 17,659 18,114 24,142 Nonperforming loans and leases 1,223 1,298 1,697 % of loans and leases1 0.21% 0.22% 0.34 % Allowance for loans and leases $5,422 $5,361 $5,961 % of loans and leases1 0.94% 0.93% 1.20 % Consumer Metrics ($MM) 3Q22 2Q22 3Q21 Provision $722 $410 $81 Nonperforming loans and leases 2,760 2,866 3,017 % of loans and leases1 0.61% 0.64% 0.71 % Consumer 30+ days performing past due $2,949 $2,806 $3,001 Fully-insured2 672 734 930 Non fully-insured 2,277 2,072 2,071 Consumer 90+ days performing past due 1,001 1,000 1,106 Allowance for loans and leases 6,880 6,612 7,194 % of loans and leases1 1.53% 1.48% 1.70% # times annualized NCOs 3.77 x 3.14 x 5.52 x 14 3

Consumer Banking

Summary Income Statement ($MM)	3Q22	Inc / (Dec) 2Q22	3Q21
Total revenue, net of interest expense	**$9,904**	$768	$1,066
Provision (benefit) for credit losses	**738**	388	491
Noninterest expense	**5,097**	138	539
Pretax income	**4,069**	242	36
Pretax, pre-provision income[1]	**4,807**	*630*	*527*
Income tax expense	**997**	59	9
Net income	**$3,072**	$183	$27

Key Indicators ($B)	3Q22	2Q22	3Q21
Average deposits	**$1,069.1**	$1,078.0	$1,000.8
Rate paid on deposits	**0.03 %**	0.02 %	0.02 %
Cost of deposits[2]	**1.17**	1.14	1.09
Average loans and leases	**$295.2**	$289.6	$281.4
Net charge-off ratio	**0.69 %**	0.70 %	0.69 %
Net charge-offs ($MM)	**$512**	$502	$489
Reserve build (release) ($MM)	**226**	(152)	(242)
Consumer investment assets[3]	**$302.4**	$315.2	$353.3
Active mobile banking users (MM)	**34.9**	34.2	32.5
% Consumer sales through digital channels	**48 %**	48 %	43 %
Number of financial centers	**3,932**	3,984	4,215
Combined credit /debit purchase volumes[4]	**$218.2**	$220.5	$200.6
Total consumer credit card risk-adjusted margin[4]	**10.07 %**	9.95 %	10.70 %
Return on average allocated capital	**30**	29	31
Allocated capital	**$40.0**	$40.0	$38.5
Efficiency ratio	**51 %**	54 %	52 %

- Net income of $3.1B increased 1% from 3Q21, as revenue improvement was partially offset by business investments and higher provision for credit losses
  - Pretax, pre-provision income[1] of $4.8B increased 12% from 3Q21
  - 6th consecutive quarter of operating leverage; efficiency ratio improved to 51%
- Revenue of $9.9B improved 12% from 3Q21, due to increased NII driven by higher balances and interest rates, partially offset by the impact of reduced customer non-sufficient funds and overdraft fees
- Provision for credit losses was $738MM, primarily driven by loan growth, and increased $491MM from 3Q21
  - The prior year benefited from a reserve release of $242MM
- Noninterest expense of $5.1B increased 12% from 3Q21, primarily driven by investments in the business, including marketing and technology, and compensation and benefits
- Average deposits exceeded $1T and were $68B, or 7%, higher than 3Q21
  - 56% of deposits in checking accounts; 92% primary accounts[5]
- Average loans and leases of $295B increased $14B, or 5%, from 3Q21
- Combined credit / debit card spend[4] of $218B increased 9% from 3Q21, with credit up 13% and debit up 6%
- Consumer investment assets[3] of $302B declined $51B, or 14%, from 3Q21, driven by lower market valuations, partially offset by $24B of strong client flows from new and existing clients
  - Record 3.4MM consumer investment accounts, up 6%
- 10.1MM Total clients[6] enrolled in Preferred Rewards, up 10% from 3Q21; 99% annualized retention rate

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 32. For important presentation information, see slide 35.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] Consumer investment assets includes client brokerage assets, deposit sweep balances and assets under management (AUM) in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] As of August, 2022. Includes clients in Consumer, Small Business and GWIM.

15

Global Wealth & Investment Management

Summary Income Statement ($MM)	3Q22	Inc / (Dec) 2Q22	3Q21
Total revenue, net of interest expense	**$5,429**	($4)	$119
Provision (benefit) for credit losses	**37**	4	95
Noninterest expense	**3,816**	(59)	72
Pretax income	**1,576**	51	(48)
Pretax, pre-provision income[1]	**1,613**	55	47
Income tax expense	**386**	12	(12)
Net income	**$1,190**	$39	($36)

Key Indicators ($B)	3Q22	2Q22	3Q21
Average deposits	**$339.5**	$363.9	$339.4
Rate paid on deposits	**0.57 %**	0.11 %	0.03 %
Average loans and leases	**$223.7**	$219.3	$199.7
Net charge-off ratio	**0.01 %**	0.02 %	0.01 %
Net charge-offs ($MM)	**$5**	$9	$7
Reserve build (release) ($MM)	**32**	24	(65)
AUM flows	**$4.1**	$1.0	$14.8
Pretax margin	**29 %**	28 %	31 %
Return on average allocated capital	**27**	26	30
Allocated capital	**$17.5**	$17.5	$16.5

- Net income of $1.2B decreased 3% from 3Q21
  - Pretax, pre-provision income[1] of $1.6B increased 3% from 3Q21
  - 6th consecutive quarter of operating leverage
  - Pretax margin of 29%
- Revenue of $5.4B increased 2% compared to 3Q21, driven by higher NII, partially offset by the impact of lower market valuations on noninterest income
- Noninterest expense of $3.8B increased 2% vs. 3Q21, driven by investments in the business, partially offset by lower revenue-related incentives
- Client balances of $3.2T decreased 12% from 3Q21, driven by lower market valuations, partially offset by net client flows
  - AUM flows of $42B since 3Q21
- Average deposits of $339B were relatively flat compared to 3Q21
  - Record number of new bank accounts opened in 3Q22
- Average loans and leases of $224B increased $24B, or 12%, from 3Q21, driven by residential mortgage lending, custom lending, and securities-based lending
  - 50th consecutive quarter of average loan and lease balance growth
- Added more than 5,700 net new relationships across Merrill and Private Bank in 3Q22
- 80% of GWIM households / relationships are digitally active across the enterprise, up from 78% in 3Q21

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 32. For important presentation information, see slide 35.

16

Global Banking

Summary Income Statement ($MM)	3Q22	Inc / (Dec) 2Q22	3Q21
Total revenue, net of interest expense[1]	**$5,591**	$585	$346
Provision (benefit) for credit losses	**170**	13	951
Noninterest expense	**2,651**	(148)	117
Pretax income	**2,770**	720	(722)
Pretax, pre-provision income[2]	**2,940**	733	229
Income tax expense	**734**	191	(209)
Net income	**$2,036**	$529	($513)

Selected Revenue Items ($MM)	3Q22	2Q22	3Q21
Total Corporation IB fees (excl. self-led)[1]	**$1,167**	$1,128	$2,168
Global Banking IB fees[1]	**726**	692	1,297
Business Lending revenue	**2,079**	2,032	1,862
Global Transaction Services revenue[3]	**2,803**	2,381	1,945

Key Indicators ($B)	3Q22	2Q22	3Q21
Average deposits	**$495.2**	$509.3	$534.2
Average loans and leases	**384.3**	377.2	324.7
Net charge-off ratio	**0.03 %**	0.01 %	0.01 %
Net charge-offs ($MM)	**$26**	$14	$8
Reserve build (release) ($MM)	**144**	143	(789)
Return on average allocated capital	**18 %**	14 %	24 %
Allocated capital	**$44.5**	$44.5	$42.5
Efficiency ratio	**47 %**	56 %	48 %

- Net income of $2.0B decreased 20% from 3Q21
  - Pretax, pre-provision income[2] of $2.9B increased 8% from 3Q21
- Revenue of $5.6B increased $0.3B vs. 3Q21
  - NII of $3.3B increased $1.1B from 3Q21, driven by benefits from higher interest rates and strong loan growth
  - Noninterest income of $2.3B decreased $0.8B from 3Q21, driven by lower investment banking fees and leasing-related revenue as well as lower treasury service charges due to higher earnings credit rates
- Total Corporation investment banking fees (excl. self-led) of $1.2B decreased $1.0B, or 46%, from 3Q21
- Provision for credit losses was $170MM, primarily driven by a dampening macroeconomic outlook, and increased $951MM from 3Q21
  - The prior year benefited from a reserve release of $789MM
- Noninterest expense of $2.7B increased 5% from 3Q21, primarily reflecting continued investments in the business, including strategic hiring
- Average deposits of $495B decreased $39B, or 7%, from 3Q21
- Average loans and leases of $384B increased 18% from 3Q21, reflecting strong client demand

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 32. For important presentation information, see slide 35.
[3] Prior periods have been revised to conform to current-period presentation.

17

Global Markets[1]

Summary Income Statement ($MM)	3Q22	Inc / (Dec) 2Q22	Inc / (Dec) 3Q21
Total revenue, net of interest expense[2]	**$4,483**	($19)	($36)
Net DVA	***(14)***	*(172)*	*6*
Total revenue (excl. net DVA)[2,3]	***4,497***	*153*	*(42)*
Provision (benefit) for credit losses	**11**	3	(5)
Noninterest expense	**3,023**	(86)	(229)
Pretax income	**1,449**	64	198
Pretax, pre-provision income[4]	***1,460***	*67*	*193*
Income tax expense	**384**	17	59
Net income	**$1,065**	$47	$139
Net income (excl. net DVA)[3]	***$1,076***	***$178***	***$135***

Selected Revenue Items ($MM)[2]	3Q22	2Q22	3Q21
Sales and trading revenue	**$4,092**	$4,153	$3,614
Sales and trading revenue (excl. net DVA)[3]	**4,106**	3,995	3,634
FICC (excl. net DVA)[3]	**2,567**	2,340	2,025
Equities (excl. net DVA)[3]	**1,539**	1,655	1,609
Global Markets IB fees	**430**	461	844

Key Indicators ($B)	3Q22	2Q22	3Q21
Average total assets	**$847.9**	$866.7	$804.9
Average trading-related assets	**592.4**	606.1	563.7
Average 99% VaR ($MM)[7]	**117**	118	78
Average loans and leases	**120.4**	114.4	97.1
Net charge-offs ($MM)	**(1)**	(4)	—
Reserve build (release) ($MM)	**12**	12	16
Return on average allocated capital	**10 %**	10 %	10 %
Allocated capital	**$42.5**	$42.5	$38.0
Efficiency ratio	**67 %**	69 %	72 %

- Net income of $1.1B increased 15% from 3Q21
  - Excluding net DVA, net income of $1.1B increased 14%[3]
- Revenue of $4.5B decreased 1% from 3Q21, primarily driven by lower investment banking fees, partially offset by higher sales and trading revenue
- Reported sales and trading revenue of $4.1B increased 13% from 3Q21
  - Fixed income, currencies, and commodities (FICC) revenue increased to $2.6B, driven by improved performance across all macro products,[5] partially offset by a weaker trading performance for credit and mortgage products
  - Equities revenue decreased to $1.5B, driven by lower client activity in Asia and a weaker trading performance in cash, partially offset by increased client activity in derivatives
- Excluding net DVA, sales and trading revenue of $4.1B increased 13% from 3Q21[3]
  - FICC revenue of $2.6B increased 27%[3]
  - Equities revenue of $1.5B decreased 4%[3]
- Noninterest expense of $3.0B decreased 7% vs. 3Q21, primarily driven by the absence of expenses related to a liquidating business activity, which was realigned from Global Markets to All Other[6] in 4Q21
- Average VaR of $117MM in 3Q22[7]

[1] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represents a non-GAAP financial measure. Reported FICC sales and trading revenue was $2.6B, $2.5B and $2.0B for 3Q22, 2Q22 and 3Q21, respectively. Reported Equities sales and trading revenue was $1.5B, $1.7B and $1.6B for 3Q22, 2Q22 and 3Q21, respectively. See note E on slide 32 and slide 35 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 32. For important presentation information, see slide 35.
[5] Macro products include currencies, interest rates and commodities products.
[6] For more information on the liquidating business realignment, see note F on slide 32.
[7] See note G on slide 32 for the definition of VaR.

18

All Other[1]

Summary Income Statement ($MM)	3Q22	Inc/(Dec) 2Q22	3Q21
Total revenue, net of interest expense	**($799)**	$487	$246
Provision (benefit) for credit losses	**(58)**	(33)	(10)
Noninterest expense	**716**	185	364
Pretax income	**(1,457)**	335	(108)
Pretax, pre-provision income[2]	***(1,515)***	*302*	*(118)*
Income tax (benefit)	**(1,176)**	298	118
Net income (loss)	**($281)**	$37	($226)

- Net loss of $281MM, compared to net loss of $55MM in 3Q21, driven primarily by higher litigation expense as a result of the legacy monoline insurance settlement and the realignment of a liquidating business activity from Global Markets to All Other[3] in 4Q21
- Total corporate effective tax rate (ETR) for the quarter was 14.7%, driven by recurring ESG tax credit benefits
  - ETR includes $152MM net reduction in tax credit benefits, as certain solar investment tax credits recognized in 1H22 were reversed and replaced with production tax credits, which are now available under the Inflation Reduction Act and are expected to be claimed
  - Excluding ESG tax credits, the ETR would have been approximately 24%

[1] All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses, and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 32. For important presentation information, see slide 35.
[3] For more information on the liquidating business realignment, see note F on slide 32.

19

Supplemental Business Segment Trends

Total Expense ($B) and Efficiency Business Leadership1 • No. 1 in estimated U.S. Retail Deposits(A) • No. 1 Online Banking and Mobile Banking Functionality(B) • No. 1 in customer satisfaction with Merchant Services by J.D. Power(C) • No. 1 Small Business Lender(D) • Best Bank in the U.S.(E) • Best Consumer Digital Bank in the U.S.(F) • Certified by J.D. Power for providing outstanding client satisfaction for financial wellness support(G) Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets ($B)3 and Accounts (MM) Average Loans and Leases ($B)2 Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 33 for business leadership sources. 2 Average loans and leases includes PPP balances of $1B in 3Q22, $2B in 2Q22, $2B in 1Q22, $4B in 4Q21 and $8B in 3Q21. 3 End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances, and AUM in Consumer Banking. $8.8 $8.9 $8.8 $9.1 $9.9 6.5 6.5 6.7 7.1 7.8 2.3 2.4 2.1 2.0 2.1 Net interest income Noninterest income 3Q21 4Q21 1Q22 2Q22 3Q22 $0.0 $2.5 $5.0 $7.5 $10.0 $4.6 $4.7 $4.9 $5.0 $5.1 52% 53% 56% 54% 51% Noninterest expense Efficiency ratio 3Q21 4Q21 1Q22 2Q22 3Q22 $0.0 $2.0 $4.0 $6.0 40% 50% 60% 70% $1,001$1,027$1,056$1,078$1,069 562 578 593 606 599 439 449 463 472 470 Checking Other 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $300 $600 $900 $1,200 $281 $282 $284 $290 $295 111 113 115 117 118 73 76 76 78 82 48 49 50 51 5224 23 22 22 2227 22 21 21 21 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $100 $200 $300 $400 21 $353 $369 $358 $315 $302 3.2 3.3 3.3 3.4 3.4 Assets Accounts 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $100 $200 $300 $400 2.0 2.5 3.0 3.5 4.0 4.5

Checks vs. Zelle® Sent Transactions (MM) Digital SalesDigital Users1 and Households2 Digital Channel Usage3,4 1,027 1,074 1,367 1,855 29% 44% 43% 48% Digital unit sales (K) Digital as a % of total sales 3Q19 3Q20 3Q21 3Q22 0 500 1,000 1,500 2,000 0% 25% 50% 75% 100% 2,077 2,259 2,635 2,954 613 688 853 923 Digital channel usage (MM) Digital appointments (K) 3Q19 3Q20 3Q21 3Q22 1,000 1,500 2,000 2,500 3,000 250 500 750 1,000 1,250 38 39 41 43 49 52 54 56 66% 69% 70% 72% Active users (MM) Verified users (MM) Household adoption % 3Q19 3Q20 3Q21 3Q22 20 30 40 50 60 50% 60% 70% 80% 90% 100% Client Engagement Person-to-Person Payments (Zelle®)6 Digital Volumes 81 140 202 255 $21 $39 $60 $77 Transactions (MM) Volume ($B) 3Q19 3Q20 3Q21 3Q22 0 100 200 300 $0 $25 $50 $75 $100 Record 56MM Verified and 43MM Active Digital Users1 in 3Q22 Note: Amounts may not total due to rounding. 1 Digital active users represents mobile and/or online 90-day active users; verified users represent those with a digital identification and password. 2 Household adoption represents households with consumer bank login activities in a 90-day period, as of August, 2022. 3 Digital channel usage represents the total number of desktop and mobile banking sessions. 4 Digital appointments represent the number of client-scheduled appointments made via online, smartphone, or tablet. 5 3Q22 Erica® engagement represents activity across all platforms powered by Erica: BofA mobile app, online search, and Benefits OnLine mobile app. Prior periods represent activity on BofA mobile app only. 6 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle® users represent 90-day active users. Total Erica® Users and Interactions5 (MM) 8.9 12.2 15.1 17.7 users (MM) 22 Digital Adoption 171 137 127 116 56 94 133 167 Checks written Zelle® sent transactions 3Q19 3Q20 3Q21 3Q22 0 50 100 150 200 9.0 15.9 22.9 31.7 19.1 34.3 104.6 133.6 Erica® users Erica® interactions 3Q19 3Q20 3Q21 3Q22 0.0 10.0 20.0 30.0 40.0 0.0 50.0 100.0 150.0 200.0 250.0

1,049 940 977 1,068 1,255 3Q21 4Q21 1Q22 2Q22 3Q22 0 500 1,000 1,500 Home Equity1 New Originations ($B)4 Consumer Creditworthiness Remains Strong 1 Includes loan production within Consumer Banking and GWIM. Consumer credit card balances include average balances of $2.9B, $2.8B and $2.6B in 3Q22, 2Q22 and 3Q21, respectively, within GWIM. 2 Calculated as the difference between total revenue, net of interest expense, and net credit losses divided by average loans. 3 Represents Consumer Banking only. 4 Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit. Consumer Vehicle Lending3 New Originations ($B) Consumer Credit Card1 New Accounts (000s) 23 Residential Mortgage1 New Originations ($B)4 Key Stats 3Q21 2Q22 3Q22 Average outstandings ($B) 75.6 81.0 85.0 NCO ratio 1.69% 1.60% 1.53% Risk-adjusted margin2 10.70% 9.95% 10.07% Average line FICO 768 771 770 $6.8 $6.8 $7.1 $7.1 $5.9 3Q21 4Q21 1Q22 2Q22 3Q22 $0.0 $2.5 $5.0 $7.5 $10.0 Key Stats 3Q21 2Q22 3Q22 Average outstandings ($B) 47.5 51.2 52.0 NCO ratio (0.15%) 0.02% 0.07% Average booked FICO 783 791 789 $21.2 $23.0 $16.4 $14.5 $8.7 3Q21 4Q21 1Q22 2Q22 3Q22 $0.0 $10.0 $20.0 $30.0 Key Stats 3Q21 2Q22 3Q22 Average outstandings ($B)3 110.5 117.4 118.2 NCO ratio3 0.01% 0.03% 0.01% Average FICO 775 771 768 Average booked loan-to-value (LTV) 65% 70% 72% $1.5 $1.7 $2.0 $2.5 $2.4 3Q21 4Q21 1Q22 2Q22 3Q22 $0.0 $1.0 $2.0 $3.0 $4.0 Key Stats 3Q21 2Q22 3Q22 Average outstandings ($B)3 23.6 21.8 21.9 NCO ratio3 (0.06%) (0.00%) (0.04%) Average FICO 798 797 792 Average booked combined LTV 60% 58% 58%

Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • No. 1 on Forbes’ Best-in-State Wealth Advisors (2022), Top Women Wealth Advisors (2022), Top Women Wealth Advisors Best-in State (2022), and Top Next Generation Advisors (2022) • No. 1 on Barron’s Top 100 Women Financial Advisors List (2022) • No. 1 on Financial Planning's 'Top 40 Advisors Under 40' List (2022) • Celent Model Wealth Manager award for Client Experience (2022) • Aite-Novarica award for Digital Client Experience (2022) • No. 1 in personal trust AUM(H) • Best Private Bank in the U.S. by Family Wealth Report(I) and Global Private Banker(J) • Best Philanthropy Offering in the U.S. by WealthBriefing(K) Note: Amounts may not total due to rounding. 1 See slide 33 for business leadership sources. 2 Average loans and leases includes PPP balances of $49MM in 3Q22, $81MM in 2Q22, $128MM in 1Q22, $244MM in 4Q21 and $527MM in 3Q21. 3 End of period. Loans and leases includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 4 Managed deposits in investment accounts of $48B, $55B, $53B, $56B and $49B for 3Q22, 2Q22, 1Q22, 4Q21 and 3Q21, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Loans and Leases ($B)2 Total Revenue ($B) Client Balances ($B)3,4 $5.3 $5.4 $5.5 $5.4 $5.4 1.5 1.5 1.7 1.8 2.0 3.2 3.2 3.2 3.1 2.9 0.6 0.6 0.6 0.6 0.6 Net interest income Asset management fees Brokerage / Other 3Q21 4Q21 1Q22 2Q22 3Q22 $0.0 $2.0 $4.0 $6.0 1,579 1,639 1,572 1,411 1,330 1,612 1,655 1,593 1,438 1,414 346 390 385 348 325 205 212 217 225 228 $3,693 $3,840 $3,714 $3,367 $3,249 AUM Brokerage / Other Deposits Loans and leases 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $1,000 $2,000 $3,000 $4,000 $200 $205 $211 $219 $224 94 96 99 102 105 50 53 55 57 56 53 54 55 57 60 Consumer real estate Securities-based lending Custom lending Credit card 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $50 $100 $150 $200 $250 $339 $361 $385 $364 $339 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $100 $200 $300 $400 24

Global Wealth & Investment Management Digital Update[1]

Advisor-led Client Interactions, Powered by Digital

Digital Adoption

GWIM[2] 80%,
up from 78%

Online Mobile

80% of Merrill households[3] digitally active across the enterprise, up from 78% in 3Q21
86% of Private Bank[4] relationships digitally active across the enterprise, up from 83% in 3Q21

Client Engagement

57%

3Q GWIM Mobile Engagement[5] up 314 bps YoY

Merrill **56%**, up **302 bps** YoY
Private Bank **71%**, up **381 bps** YoY

+36%

3Q GWIM Erica® interactions YoY growth

Merrill advisors received **1.2MM** client insights
Merrill **1.9MM**, up **35%** YoY
Private Bank **145K**, up **62%** YoY

Digital Volume

77%

Merrill households enrolled in eDelivery

Up from **74%** last year
32K+ of eligible brokerage/bank accounts opened digitally through our Client Onboarding Experience (COBE)

75%

Private Bank check-only deposit transactions through automated channels

152K+ Mobile Check Deposits
Up **90 bps** YoY

[1] Except where otherwise noted, reflects figures for 3Q22.
[2] GWIM digital adoption is Merrill digital households, plus digital Private Bank relationships out of total Merrill primary households, plus Private Bank core relationships as of August, 2022 vs. August, 2021.
[3] Merrill households represent those households $250K+ as of September, 2022.
[4] Private Banking core relationships reflect relationships $3MM+ and excludes: irrevocable trust-only relationships; institutional philanthropic relationships; exiting relationships as of August, 2022.
[5] GWIM mobile engagement is Merrill mobile households, plus mobile Private Bank relationships out of total Merrill primary households, plus Private Bank core relationships as of August, 2022 vs. August, 2021.

25

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 33 for business leadership sources. 2 Average loans and leases includes PPP balances of $0.6B in 3Q22, $0.9B in 2Q22, $1.5B in 1Q22, $2.4B in 4Q21 and $4.1B in 3Q21. 3 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 4 Self-led deals of $37MM, $65MM, $72MM, $28MM and $56MM for 3Q22, 2Q22, 1Q22, 4Q21 and 3Q21, respectively are embedded within Debt, Equity, and Advisory. Total Corporation IB fees excludes self-led deals. 5 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • Global Most Innovative Financial Institution – 2022(L) • World's Best Bank, North America’s Best Bank for Small to Medium-sized Enterprises, and Best Bank in the US(M) • Best Global Bank for Payments & Collections(N) • Model Bank for Corporate Digital Banking – For CashPro App(O) • Best Bank for Cash Management in North America(N) • Impact Awards in Cash Management and Payments – Product Development for CashPro Forecasting(P) • World’s Best Bank for Payments and Treasury and North America’s Best Bank for Transaction Services(M) • Outstanding Global Leader in Social Bonds, Outstanding Leader in Social Bonds and Sustainable Loans for North America(Q) • Relationships with 73% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2022) Average Loans and Leases ($B)2 Total Revenue ($B)3 Total Corporation IB Fees ($MM)4 $5.2 $5.9 $5.2 $5.0 $5.6 2.2 2.4 2.3 2.6 3.3 1.3 1.5 0.9 0.7 0.7 0.9 0.9 0.9 0.9 0.8 0.9 1.2 1.1 0.7 0.8 Net interest income IB fees Service charges All other income 3Q21 4Q21 1Q22 2Q22 3Q22 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 933 984 831 662 616 637 545 225 139 156 654 850 473 392 432 $2,168 $2,351 $1,457 $1,128 $1,167 Debt Equity Advisory 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $500 $1,000 $1,500 $2,000 $2,500 160 167 177 186 194 148 156 167 177 177 13 13 13 13 13 $325 $339 $359 $377 $384 Commercial Corporate Business Banking 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $100 $200 $300 $400 5 $534 $562 $540 $509 $495 Noninterest-bearing Interest-bearing 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $100 $200 $300 $400 $500 $600 26 69% 71% 71% 72% 65% 31% 29% 29% 28% 35%

Global Banking Digital Update 76% Digitally active clients across commercial, corporate, and business banking clients (CashPro® & BA360 platforms) 186 bps YoY1 Digital Adoption 2.0MM Sign-ins on the CashPro® App, rolling 12 months2 41% YoY $602B Payment approvals on the CashPro® App, rolling 12 months2 100% YoY ~43MM Intelligent Receivables® (digitally matched), rolling 12 months1 49% YoY 101K Global digital wallet account enrollment for commercial cards 95% YoY1 ~66MM Proactive alerts and insights from CashPro®, rolling 12 months2 11% YoY 1.6MM Global payments to digital wallets, rolling 12 months1 16% YoY Client Engagement Online Mobile Connect API Digital Volumes 1 As of August, 2022. 2 As of September, 2022. Creating an innovative digital experience for our clients 27

Global Markets Trends and Revenue Mix Note: Amounts may not total due to rounding. 1 See slide 33 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported Global Markets revenue was $14.3B for 2022 YTD. Reported sales and trading revenue was $13.0B, $12.3B, $12.0B, and $9.9B for 2022 YTD, 2021 YTD, 2020 YTD, and 2019 YTD, respectively. Reported FICC sales and trading revenue was $7.8B, $7.2B, $7.9B and $6.4B for 2022 YTD, 2021 YTD, 2020 YTD, and 2019 YTD, respectively. Reported Equities sales and trading revenue was $5.2B, $5.1B, $4.1B, and $3.5B for 2022 YTD, 2021 YTD, 2020 YTD, and 2019 YTD, respectively. See note E on slide 32 and slide 35 for important presentation information. 3 S&T stands for sales & trading. Macro products include currencies, interest rates and commodities products. 4 See note G on slide 32 for definition of VaR. 2022 YTD Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • Americas Derivatives House of the Year and Americas House of the Year for Equity Derivatives, FX Derivatives, Interest Rate Derivatives, and Commodities Derivatives(R) • Interest Rate Derivatives House of the Year(S) • Global Leader for Sustainable Project Finance(L) • Overall Leader for North America in Sustainable Finance(L) • No. 2 Global Research Firm(T) • No. 2 Global Fixed Income Research Team(T) • Securitization Research Team of the Year(R) • Most Impressive Corporate Bond House in Dollars(R) • No. 1 Municipal Bonds Underwriter(U) 2022 YTD Total FICC S&T3 Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $10.0 $12.1 $12.3 $12.8 6.6 8.0 7.2 7.6 3.5 4.1 5.1 5.2 FICC Equities 2019 YTD 2020 YTD 2021 YTD 2022 YTD $0.0 $2.5 $5.0 $7.5 $10.0 $12.5 $15.0 $490 $485 $544 $598 $35 $79 $76 $105 Avg. trading-related assets Avg. VaR 2019 YTD 2020 YTD 2021 YTD 2022 YTD $0 $250 $500 $750 $0 $50 $100 $150 60% 40% U.S. / Canada International 35% 65% Credit / Other Macro 3 28

Additional Presentation Information

$675 $451 257 229 154 27 161 87 44 51 56 46 Residential mortgage Home equity Consumer credit card Consumer vehicle lending Securities based lending Other consumer 4Q09 3Q22 $0 $250 $500 $750 Credit Risk Transformation Reflects Responsible Growth (EOP) Note: Amounts may not total due to rounding. 1 4Q09 reflects December 31, 2009 information adjusted to include the January 1, 2010 adoption of FAS 166/167 as reported in our Securities and Exchange Commission (SEC) filings. 2 Nine-quarter loss rate from Comprehensive Capital Analysis and Review (CCAR) severely adverse scenario. Consumer Loan Portfolio ($B)1 Commercial Loan Portfolio ($B)1 Federal Reserve Stress Test Loan Loss Rates (%)2 Loan Mix1 30 $328 $582 207 376 29 125 69 68 22 13 U.S. commercial Non-U.S. commercial Commercial real estate Other 4Q09 3Q22 $0 $200 $400 $600 4Q09 67% 33% 3Q22 44% 56% $1,032B$1,003B 6.9% 5.2% 7.7% 6.0% 9.2% 6.4% 7.1% BAC Peer 1 Peer 2 Peer 3 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 (46%) (82%) ~2x >4x Commercial Consumer

Balance Sheet Transformation Highlights

(EOP basis unless noted)

Metric	4Q09	4Q19	3Q22
Total loans and leases[1]	**$1,003B**	**$983B**	**$1,032B**
% consumer	*67%*	*47%*	*44%*
Consumer credit card	*$161B*	*$98B*	*$87B*
Home equity	*$154B*	*$41B*	*$27B*
GWIM loans	*$100B*	*$177B*	*$225B*
Commercial real estate *of which Construction (%)*	*$69B* *39%*	*$63B* *12%*	*$68B* *14%*
Nonperforming loans	**3.75%**	**0.36%**	**0.39%**
NCOs[1]	**$11B**	**$959MM**	**$520MM**
Nine-quarter stressed net credit losses[2]	**$104B / 10.0%**	**$44B / 4.4%**	**$53B / 5.2%**
Tangible common shareholders' equity[1,3]	**$112B**	**$172B**	**$170B**
Global Liquidity Sources[4]	**$214B**	**$576B**	**$941B**

Transformation through Responsible Growth

- Our loan portfolio is more balanced today and has less inherent risk
  - Lower concentration in the consumer portfolio
  - Less exposure to unsecured consumer credit and home equity loans
  - More than doubled GWIM loans
  - Commercial Real Estate portfolio more balanced, with less concentration in construction loans
  - CCAR stress test results indicate significantly lower credit losses expected in a severe downturn
- Our capital base and liquidity have also increased significantly
  - ~$60B higher tangible common equity[3]
  - Global Liquidity Sources[4] are more than four times higher than 4Q09

[1] 4Q09 reflects December 31, 2009 information adjusted to include the January 1, 2010 adoption of FAS 166/167 as reported in our SEC filings. Amounts include loans accounted for under the fair value option (FVO).
[2] Nine-quarter losses and loss rate for 4Q09 based on the 2009 Supervisory Capital Assessment Program; 4Q19 and 3Q22 represent 2019 and 2022 Federal Reserve CCAR stress test results, respectively.
[3] Represent non-GAAP financial measures. Tangible common shareholders' equity is calculated as common shareholders' equity of $240.4B, $241.4B, and $207.2B for 3Q22, 4Q19, and 4Q09, which has been reduced by goodwill of $69.0B for 3Q22 and 4Q19 and $86.3B for 4Q09 and intangible assets (excluding mortgage servicing rights) of $2.1B, $1.7B, and 12.0B for 3Q22, 4Q19, and 4Q09, net of related deferred tax liabilities of $0.9B, $0.7B, and $3.5B for 3Q22, 4Q19, and 4Q09. For important presentation information, see slide 35.
[4] 4Q09 GLS shown on ending basis. The Corporation adopted the disclosure of average liquidity sources in 2017. See note C on slide 32 for definition of Global Liquidity Sources.

31

Notes

A Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

B Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Corporation's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Corporation's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	3Q22			2Q22			3Q21		
$ Millions	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**
Consumer Banking	$ 4,069	$ 738	$ 4,807	$ 3,827	$ 350	$ 4,177	$ 4,033	$ 247	$ 4,280
Global Wealth & Investment Management	1,576	37	1,613	1,525	33	1,558	1,624	(58)	1,566
Global Banking	2,770	170	2,940	2,050	157	2,207	3,492	(781)	2,711
Global Markets	1,449	11	1,460	1,385	8	1,393	1,251	16	1,267
All Other	(1,457)	(58)	(1,515)	(1,792)	(25)	(1,817)	(1,349)	(48)	(1,397)
Total Corporation	$ 8,301	$ 898	$ 9,199	$ 6,892	$ 523	$ 7,415	$ 8,950	$ (624)	$ 8,326

C Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

D Interest rate sensitivity as of September 30, 2022, reflects the pretax impact to forecasted net interest income over the next 12 months from September 30, 2022 resulting from an instantaneous parallel shock to the market-based forward curve. The sensitivity analysis assumes that we take no action in response to this rate shock and does not assume any change in other macroeconomic variables normally correlated with changes in interest rates. As part of our asset and liability management activities, we use securities, certain residential mortgages, and interest rate and foreign exchange derivatives in managing interest rate sensitivity. The behavior of our deposits portfolio in the forecast is a key assumption in our projected estimate of net interest income. The sensitivity analysis assumes no change in deposit portfolio size or mix from our baseline forecast to the alternate rate environment. In higher rate scenarios, any customer activity resulting in the replacement of low-cost or noninterest-bearing deposits with higher yielding deposits or market-based funding would reduce our benefit in those scenarios.

E Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($14MM), $158MM and ($20MM) for 3Q22, 2Q22 and 3Q21, respectively, and $213MM, ($56MM), ($77MM) and ($136MM) for 2022 YTD, 2021 YTD, 2020 YTD and 2019 YTD, respectively. Net DVA gains (losses) included in FICC revenue were ($15MM), $160MM and ($16MM) for 3Q22, 2Q22 and 3Q21, respectively, and $205MM, ($53MM), ($78MM) and ($127MM) for 2022 YTD, 2021 YTD, 2020 YTD and 2019 YTD, respectively. Net DVA gains (losses) included in Equities revenue were $1MM, ($2MM) and ($4MM) for 3Q22, 2Q22 and 3Q21, respectively, and $8MM, ($3MM), $1MM and ($9MM) for 2022 YTD, 2021 YTD, 2020 YTD and 2019 YTD, respectively.

F Effective October 1, 2021, a business activity previously included in the Global Markets segment is being reported as a liquidating business in All Other, consistent with a realignment in performance reporting to senior management. The activity was not material to Global Market's results of operations and historical results for 3Q21 were not restated.

G VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $34MM, $36MM, $28MM, $22MM and $19MM for 3Q22, 2Q22, 3Q21, 3Q20 and 3Q19, respectively, and $33MM, $29MM, $23MM and $20MM for 2022 YTD, 2021 YTD, 2020 YTD and 2019 YTD, respectively.

32

Business Leadership Sources (A) Estimated U.S. retail deposits based on June 30, 2022 FDIC deposit data. (B) Javelin 2022 Online and Mobile Banking Scorecards. (C) Bank of America received the highest score in the J.D. Power 2022 Merchant Services Satisfaction Study of customers’ satisfaction with credit card/debit payment processors among small business owners/operators. Visit jdpower.com/awards for more details. (D) FDIC, 2Q22. (E) Global Finance, May 2022. (F) Global Finance, August 2022. (G) J.D. Power 2022 Financial Health Support CertificationSM is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards. (H) Industry Q2-22 FDIC call reports. (I) Family Wealth Report, 2022. (J) Global Private Banking, The Digital Banker, 2021. (K) WealthBriefing, 2022. (L) Global Finance, 2022. (M) Euromoney, 2022. (N) Global Finance Treasury & Cash Management Awards, 2022. (O) Celent, 2022. (P) Aite-Novarica Group, 2022. (Q) Global Finance, 2021. (R) GlobalCapital, 2022. (S) Risk.net, 2022. (T) Institutional Investor, 2021. (U) Refinitiv, 2022 YTD. 33

Forward-Looking Statements Bank of America Corporation (the “Corporation”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward- looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2021 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic, such as the processing of unemployment benefits for California and certain other states; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Corporation could face increased claims from one or more parties involved in mortgage securitizations; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate, inflationary and macroeconomic environment on the Corporation’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Corporation’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Corporation's sustainability strategy or commitments generally; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on U.S. and/or global financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict (including the Russia/ Ukraine conflict, the possible expansion of such conflict and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. 34

Important Presentation Information 35 • The information contained herein is preliminary and based on Corporation data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Corporation may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense and pretax income, excluding certain items (e.g., DVA) that are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended September 30, 2022, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings. • The Corporation presents certain key financial and nonfinancial performance indicators that management uses when assessing consolidated and/or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented in 3Q22 Financial Results on slide 2 and on the Summary Income Statement for each segment. • The Corporation views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Corporation believes managing the business with net interest income on an FTE basis provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $106MM, $103MM, $106MM, $105MM and $101MM for 3Q22, 2Q22, 1Q22, 4Q21 and 3Q21, respectively. • The Corporation allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Corporation's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2022, the Corporation adjusted the amount of capital being allocated to its business segments.